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Exhibit 10.23

SECURITY AGREEMENT

        THIS SECURITY AGREEMENT dated as of April 14, 2005 ("Security Agreement"), is made by APTAS, INC., a Delaware corporation ("Grantor"), in favor of YP WEB PARTNERS, LLC, a Louisiana limited liability company ("Secured Party").

RECITALS

        Pursuant to that certain Asset Purchase Agreement dated as of March 31, 2005 (as the same may be amended, modified or supplemented from time to time, the "Purchase Agreement") among Grantor, Secured Party, YPSolutions.com, Inc., a Nevada corporation, and The Hammack-Jones Group, LLC, a Louisiana limited liability company (collectively, the "Members"), Grantor has agreed to purchase from Secured Party the Assets (as defined in the Purchase Agreement). At the Closing (as defined in the Purchase Agreement) the Grantor will pay to Secured Party, in cash, a total of $10,000,000, and will issue to Secured Party a promissory note in the face amount of $10,000,000, subject to conversion, adjustment and offset upon the terms thereof, substantially in the form attached to the Purchase Agreement as Exhibit B (the "Consideration Note"). At closing Grantor will also assume the Assumed Liabilities (as defined in the Purchase Agreement) by delivering to the Secured Party an Assumption Agreement in substantially the form of Exhibit C to the Purchase Agreement.

AGREEMENT

        NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, Grantor hereby represents, warrants, covenants and agrees as follows:

        1.    DEFINED TERMS.    When used in this Security Agreement the following terms shall have the following meanings (such meanings being equally applicable to both the singular and plural forms of the terms defined):

        "Assets" has the meaning ascribed to such term in the Purchase Agreement.

        "Closing Date" has the meaning ascribed to such term in the Purchase Agreement.

        "Collateral" shall have the meaning assigned to such term in Section 2 of this Security Agreement.

        "Event of Default" means any "Event of Default" as defined in the Consideration Note.

        "Disclosure Schedule" shall mean the Disclosure Schedule as defined in and attached to the Purchase Agreement.

        "Intellectual Property" means algorithms, APIs, apparatus, IP cores, net lists, databases, data collections, diagrams, formulae, inventions (whether or not patentable), know-how, logos, marks (including brand names, product names, logos, and slogans), methods, network configurations and architectures, processes, proprietary information, protocols, schematics, specifications, software, software code (in any form, including source code and executable or object code), subroutines, techniques, user interfaces, URLs, web sites, works of authorship and other forms of technology (whether or not embodied in any tangible form and including all tangible embodiments of the foregoing, such as instruction manuals, laboratory notebooks, prototypes, samples, studies and summaries).

        "Intellectual Property Rights" means all past, present, and future rights of the following types, which may exist or be created under the laws of any jurisdiction in the world: (A) rights associated with works of authorship, including exclusive exploitation rights, copyrights, moral rights and mask works; (B) trademark and trade name rights and similar rights; (C) trade secret rights; (D) patent and industrial property rights; (E) other proprietary rights in Intellectual Property; and (F) rights in or relating to registrations, renewals, extensions, combinations, divisions, and reissues of, and applications for, any of the rights referred to in clauses "(A)" through "(E)" above.

        "Lien" means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

        "Permitted Lien" means: (a) any Liens existing on the Closing Date created by Secured Party or any Member; (b) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings; (c) the claims or demands of landlords, carriers, warehousemen, mechanics, laborers, materialmen, and other like Persons arising by operation of law in the ordinary course of business, either not delinquent or being contested in good faith by appropriate proceedings; (d) licenses or sublicenses granted to others in the ordinary course of Grantor's business; (e) any right, title or interest of a licensor under a license; (f) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (g) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, surety and appeal bonds, government contracts, performance and return-of-money bonds, and other obligations of like nature (but not securing debt for borrowed money or the deferred purchase price of property), in each case in the ordinary course of business; and (h) Liens arising from judgments, decrees or attachments that have been stayed or bonded within fifteen (15) days after notice thereof.

        "Secured Obligations" means the obligation of Grantor to repay Secured Party all of the unpaid principal amount of, and accrued interest on (including any interest that accrues after the commencement of bankruptcy), the Consideration Note.

        "Security Agreement" means this Security Agreement and all Exhibits hereto, as the same may from time to time be amended, modified, supplemented or restated.

        "UCC" means the Uniform Commercial Code as the same may from time to time be in effect in the State of Colorado; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Secured Party's security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Colorado, the term "UCC" shall mean the Uniform Commercial Code as in effect at such time in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

        2.    GRANT OF SECURITY INTEREST.    As collateral security for the full, prompt, complete and final payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all the Secured Obligations, Grantor hereby assigns, conveys, mortgages, pledges, hypothecates and transfers to Secured Party, and hereby grants to Secured Party, a first-priority continuing security interest in and to all of Grantor's right, title and interest in and to the following properties and assets, in each case whether now or hereafter existing, whether tangible or intangible, or in which Grantor now has or hereafter acquires an interest and wherever the same may be located (the "Collateral"):

          (a)   All inventories and work-in-progress of Grantor sold by Secured Party to Grantor;

          (b)   All equipment, materials, prototypes, tools, supplies, vehicles, furniture, fixtures and improvements sold by Secured Party to Grantor, including without limitation the tangible assets identified in Part 2.10 of the Disclosure Schedule;

          (c)   All advertising and promotional materials possessed by Grantor sold by Secured Party to Grantor;

          (d)   All Intellectual Property and Intellectual Property Rights and related goodwill of Grantor sold by Secured Party to Grantor, including without limitation the right to use the names "YPSolutions", "YPSolutions.com", and "YP Web Partners" and variations of each such name, including without limitation the Intellectual Property and Intellectual Property Rights identified in Part 2.12 of the Disclosure Schedule, and all modifications, improvements, new versions or other enhancements of any of the foregoing (but excluding any portion of such modifications, improvements, new versions and other enhancements that result primarily from integration of Intellectual Property sold by Secured Party with Intellectual Property of Grantor or its affiliates);

          (e)   All rights of Grantor under any contract assigned to Grantor by Secured Party, including without limitation those contracts identified in Part 2.13 of the Disclosure Schedule, and under any contract to which Grantor becomes a party after the Closing, but only if and to the extent that such Contract pertains or relates to the Intellectual Property and Intellectual Property Rights sold by Secured Party to Grantor, together with all amendments, modifications, or replacements of any of the foregoing;

          (f)    All claims (including claims for past infringement or misappropriation of Intellectual Property or Intellectual Property Rights sold by Secured Party to Grantor) and causes of action of Grantor against other persons (regardless of whether or not such claims and causes of action have been asserted by Grantor), and all rights of indemnity, warranty rights, rights of contribution, rights to refunds, rights of reimbursement and other rights of recovery possessed by Grantor (regardless of whether such rights are currently exercisable), in each case arising from or relating to the Assets, but excluding all claims and causes of action of Grantor under the Asset Purchase Agreement against Secured Party or the Members; and

          (g)   All books, records, files and data of Grantor sold by Secured Party to Grantor (but excluding the minute books, stock books and other internal corporate documents of Grantor).

Grantor shall mark its books and records as may be necessary or appropriate to evidence Secured Party's security interest in the Collateral.

        3.    REPRESENTATIONS AND WARRANTIES.    Grantor hereby represents and warrants to Secured Party that:

          (a)   Upon the closing of the acquisition of the Assets pursuant to the Purchase Agreement, Grantor will be the sole legal and equitable owner of each item of the Collateral in which it purports to grant a security interest hereunder free and clear of any Lien or other right, title or interest of any person, except Permitted Liens.

          (b)   Grantor has full power, authority and legal right to grant to Secured Party a security interest in the Collateral pursuant to this Security Agreement, and the execution and delivery of this Security Agreement has been duly authorized by Grantor.

          (c)   No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the grant by Grantor to Secured Party of a security interest in the Collateral pursuant to this Security Agreement or for the execution, delivery or performance of this Security Agreement by Grantor except such as have been obtained on or prior to the Closing Date.

          (d)   No effective security agreement, financing statement, equivalent security or lien instrument or continuation statement covering all or any part of the Collateral exists, (i) except such as may have been filed by Grantor in favor of Secured Party pursuant to this Security Agreement and except for Permitted Liens and (ii) except such as may have been filed by Secured Party or a Member (which filings shall have been terminated on or prior to the Closing Date).

          (e)   Except for Permitted Liens, this Security Agreement creates a legal and valid first-priority continuing security interest on and in all of the existing Collateral in which Grantor now has rights. Except for Permitted Liens, this Security Agreement will create a legal and valid first-priority continuing security interest on and in all of the Collateral in which Grantor later acquires rights.

          (f)    Grantor's exact legal name as it appears in its certificate of incorporation is Aptas, Inc. Grantor's taxpayer identification number is, and chief executive office, principal place of business, and the place where Grantor maintains its records concerning the Collateral are presently located at the address set forth on the signature page hereof.

        4.    COVENANTS.    Unless Secured Party otherwise consents in writing (which consent shall not be unreasonably withheld), Grantor covenants and agrees with Secured Party that from and after the date of this Security Agreement and until the Secured Obligations have been performed and paid in full:

          4.1    Disposition of Collateral.    Grantor shall not sell, lease, transfer or otherwise dispose of any of the Collateral (each, a "Transfer"), or attempt or contract to do so, other than (a) the sale of inventory in the ordinary course of business, (b) the granting of licenses in the ordinary course of business, (c) the disposal of worn-out or obsolete equipment in the ordinary course of business, and (d) Transfers of Collateral for fair market value as determined by Grantor in its good faith business judgment, not exceeding $50,000 in the aggregate in any given fiscal year.

          4.2    Change of Jurisdiction of Organization, Relocation of Business.    Grantor shall not change its jurisdiction of organization or relocate its chief executive office, principal place of business or its records from such address(es) provided to Secured Party pursuant to Section 3(f) above without at least thirty (30) days prior written notice to Secured Party.

          4.3    Limitation on Liens on Collateral.    Grantor shall not, directly or indirectly, create, permit or suffer to exist, and shall defend the Collateral against and take such other action as is necessary to remove, any Lien on the Collateral, except (a) Permitted Liens and (b) the Lien granted to Secured Party under this Security Agreement.

          4.4    Insurance.    Grantor shall maintain insurance policies insuring the Collateral against loss or damage from such risks and in such amounts and forms and with such companies as are customarily maintained by businesses similar to Grantor.

          4.5    Payment of Taxes.    Grantor shall pay promptly when due all property and other taxes, assessments and government charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Collateral, except to the extent the validity or amount thereof is being contested in good faith and adequate reserves are being maintained in connection therewith.

          4.6    Further Assurances.    At any time and from time to time, upon the written request of Secured Party, and at the sole expense of Grantor, Grantor shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as Secured Party may reasonably deem necessary or desirable to obtain the full benefits of this Security Agreement, including, without limitation, (a) executing, delivering and causing to be filed any financing or continuation statements under the UCC with respect to the security interests granted hereby, (b) at Secured Party's reasonable request, filing or cooperating with Secured Party in filing any forms or other documents required to be recorded with the United States Patent and Trademark Office or the United States Copyright Office, and (c) executing and cooperating with Secured Party in obtaining a deposit account control agreement with the depositary bank issuing the pledged Certificate of Deposit as part of the Collateral.

        5.    RIGHTS AND REMEDIES UPON DEFAULT.    If any Event of Default shall occur and be continuing, then, in each and every such case, Secured Party may, at any time thereafter exercise and/or enforce any of the following rights and remedies, at Secured Party's option: (a) take possession or control of, license, sell or otherwise dispose of, all or any part of the Collateral; (b) take any other action which Secured Party deems necessary or desirable to protect and realize upon its security interest in the Collateral; and (c) in addition to the foregoing, and not in substitution therefor, exercise any one or more of the rights and remedies exercisable by Secured Party under any other provisions of this

Security Agreement, the Purchase Agreement, the Consideration Note, or as provided by applicable law including, without limitation, the Uniform Commercial Code. In taking possession of the Collateral, Secured Party may enter Grantor's premises and otherwise proceed without legal process, if this can be done without breach of the peace, and also may require Grantor to, and Grantor agrees that it will at its expense and upon request of Secured Party forthwith, assemble all or part of the Collateral as directed by Secured Party and make it available to Secured Party at a place to be designated by Secured Party that is reasonably convenient to both parties. Prior to the disposition of the Collateral, the Secured Party may store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent Secured Party deems appropriate. Secured Party may sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Secured Party's offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Secured Party may deem commercially reasonable. Each purchaser at any such sale shall hold the property sold absolutely free of any claim or right on the part of Grantor, and Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days' notice to Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Grantor hereby waives any claims against Secured Party arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Secured Party accepts the first offer received and does not offer such Collateral to more than one offeree. Secured Party shall have the right (but not the obligation) to bring suit, in the name of Grantor, Secured Party or otherwise, to enforce any Intellectual Property Rights constituting part of the Collateral, in which event Grantor shall, at the request of Secured Party, do any and all lawful acts and execute and any documents required by Secured Party in aid of such enforcement. Upon written demand from Secured Party, Grantor shall execute and deliver to Secured Party an assignment or assignments of the Intellectual Property constituting part of the Collateral and such other documents as are necessary or appropriate to carry out the intent and purposes of this Security Agreement, but such an assignment and/or recording shall be applied to reduce the Secured Obligations outstanding only to the extent that Secured Party receives cash proceeds in respect of the sale of, or other realization upon, such Intellectual Property.

        6.    REINSTATEMENT.    This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Grantor for liquidation or reorganization, should Grantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of Grantor's property and assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

        7.    MISCELLANEOUS.

          7.1    Waivers; Modifications.    None of the terms or provisions of this Security Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by Grantor and Secured Party.

          7.2    Termination of this Security Agreement.    Subject to Section 6 hereof, this Security Agreement shall terminate upon the payment and performance in full of the Secured Obligations.

          7.3    Successor and Assigns.    This Security Agreement and all obligations of Grantor hereunder shall be binding upon the successors and assigns of Grantor, and shall, together with the rights and remedies of Secured Party hereunder, inure to the benefit of Secured Party, any future holder of any of the Secured Obligations and their respective successors and assigns.

          7.4    Expenses.    Grantor will upon demand pay to Secured Party the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which Secured Party may actually incur in connection with (a) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral; (b) the exercise or enforcement of any of the rights of Secured Party hereunder; and (c) the failure by Grantor to perform or observe any of the provisions hereof.

          7.5    Governing Law.    In all respects, including all matters of construction, validity and performance, this Security Agreement and the Secured Obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of Colorado applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflict of laws, except to the extent that the UCC provides for the application of the law of a different jurisdiction.

[Signature pages follow.]

        IN WITNESS WHEREOF, each of the parties hereto has caused this Security Agreement to be executed and delivered by its duly authorized officer on the date first set forth above.

ADDRESS OF GRANTOR	APTAS, INC., a Delaware corporation, as Grantor
1517 Blake St., 2nd Floor	By:	/s/ Perry Evans
Denver, CO 80202
	Printed Name:	Perry Evans
	Title:	CEO
TAXPAYER IDENTIFICATION NUMBER OF GRANTOR	JURISDICTION OF ORGANIZATION OF GRANTOR
Delaware

ACCEPTED AND ACKNOWLEDGED BY:
YP WEB PARTNERS, LLC, a Louisiana limited liability company, as Secured Party
By:	/s/ Donald F. Jones
Printed Name:	Donald F. Jones
Title:	President

[SIGNATURE PAGE TO SECURITY AGREEMENT]

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  Exhibit 10.23
SECURITY AGREEMENT